Exhibit 99.1

      Contact: John Baldiserra

BPC Financial Marketing

800-368-1217

For Immediate Release or

Donald A. French

UQM Technologies, Inc.

303-682-4918

UQM Technologies is Pleased to Announce

the Appointment of Adrian Schaffer as

Vice President of Sales and Business Development

  Mr. Schaffer will lead UQM's sales and business development initiatives, focusing on developing and enhancing new business opportunities, product and regional expansion and investigation of potential strategic partnerships to allow continued growth into the vehicle electrification marketplace.

  Mr. Schaffer has over two decades of senior executive sales experience in managing and growing sales into the automotive and commercial truck marketplace.
  This latest addition to the UQM executive team will further improve the company's potential for growth and fully leverage its engineering resources and recently launched volume production capability.

LONGMONT, COLORADO, NOVEMBER 1, 2011 … UQM Technologies, Inc. (NYSE Amex: UQM) is pleased to announce that Mr. Adrian Schaffer has joined UQM as Vice President of Sales and Business Development. Mr. Schaffer brings a proven track record of performance as a senior sales executive in several automotive industry Tier One suppliers and a wealth of contacts and relationships in the automotive industry developed over his career.

"We are pleased Adrian has joined the UQM team where his extensive experience in sales and business development in both domestic and overseas markets will enhance our ability to penetrate the new global markets for clean automobiles, trucks, buses and boats with our automotive qualified high performance and energy efficient electric propulsion system technology," said Eric R. Ridenour, UQM Technology's President and Chief Executive Officer. "The addition of Adrian to this VP level sales and business development position completes our executive team and complements our existing strengths in engineering and volume manufacturing of our technologically advanced and energy efficient products for the emerging clean vehicle markets."

Mr. Schaffer was most recently Vice President of Sales for the Industrial Commercial & Energy Group (ICE) for Linamar Corporation - a leading supplier to the global vehicle and mobile industrial equipment markets. Prior to that, Adrian spent nearly twenty years in senior executive and sales positions at Motorola where he successfully launched new technologies that are now a part of the global vehicle marketplace. Adrian earned his Executive MBA from Michigan State University and has a Bachelor of Arts degree from Oberlin College.

UQM has announced business agreements to supply Audi, Rolls-Royce and Saab with electric propulsion systems for pre-production test fleets. The company has an installed production line capacity of 40,000 units per year from which it is currently supplying automotive qualified electric propulsion systems to CODA Automotive for its all-electric passenger car and to meet the future requirements of its other OEM customers. UQM also supplies Proterra Inc. with electric propulsion systems to power their composite transit bus, as well as Electric Vehicles International (EVI) for its medium-duty delivery vehicles.

About UQM Technologies, Inc.

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators and power electronic controllers for the automotive, aerospace, military and industrial markets. A major emphasis for UQM is developing products for the alternative-energy technologies sector, including propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles, under-the-hood power accessories and other vehicle auxiliaries. UQM headquarters, engineering, product development center and manufacturing operation are located in Longmont, Colorado.

Please visit www.uqm.com for more information.

This Release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things, orders to be received under our supply agreement with CODA Automotive, future financial results and the continued growth of the electric-powered vehicle industry. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our Form 10-Q filed October 27, 2011, which is available through our website at www.uqm.com or at www.sec.gov .